Exhibit 99.1

Collectors Universe Declares Regular Quarterly Cash Dividend of $0.08 per Common Share

          NEWPORT BEACH, Calif., Nov. 16 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles diamonds and colored gemstones, today announced that, pursuant to its previously adopted dividend policy, the Board of Directors has declared the Company’s regular quarterly cash dividend of $0.08 per share of common stock for the second quarter of fiscal 2007.  The cash dividend will be paid on December 13, 2006 to stockholders of record on November 29, 2006.

          “This quarterly dividend represents a continuation of our commitment to enhancing stockholder value,” said Michael R. Haynes, Chief Executive Officer. “As we continue to build our jewelry business with our effective marketing programs and increase the utilization of our newly installed jewelry certification capacity, we are returning some of the cash flow generated by our core business to our stockholders.  We believe that this dividend payment demonstrates our continued confidence in our strong balance sheet and our optimism about the Company’s long term financial performance and its future prospects.”

          The Board of Directors’ dividend policy provides for the payment of an expected total annual cash dividend of $0.32 per common share, payable in the amount of $0.08 per share per quarter.  The declaration of future cash dividends, pursuant to the Company’s dividend policy, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources, its cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company.  For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar in amount to the amounts described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

          About Collectors Universe

          Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles and diamond and colored gemstone markets.  The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones.  This information is accessible to collectors and dealers at the Company’s web site, www.collectors.com, and is also published in print.

          Cautionary Statements Regarding Forward Looking Information

          This news release contains statements regarding our expectations about our future financial performance which are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

          Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, including, but not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstones markets, will not be successful in enabling us to improve our profitability and that those businesses and the services that they provide will not gain market acceptance, or will increase our operating expenses and may cause us to incur losses.  Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, which was filed with the Securities and Exchange Commission on November 9, 2006.  Due to the above-described risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

Contact:

Joe Wallace
Chief Financial Officer
Collectors Universe
949-567-1245
Email: jwallace@collectors.com

Brandi Piacente
Investor Relations
The Piacente Group, Inc.
212-481-2050
Email: brandi@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
          -0-                             11/16/2006
          /CONTACT:  Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1245, jwallace@collectors.com; or Investor Relations, Brandi Piacente of The Piacente Group, Inc., +1-212-481-2050, brandi@thepiacentegroup.com, for Collectors Universe /
          /Web site:  http://www.collectors.com /